UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2013

AMERICAN SAFETY INSURANCE HOLDINGS, LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-14795	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

The Boyle Building, 2nd Floor 31 Queen Street Hamilton, Bermuda HM 11
(Address of principal executive offices, including zip code)

(441) 296-8560 (Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into Material Definitive Agreement.

The Merger Agreement

On June 2, 2013, American Safety Insurance Holdings, Ltd., a Bermuda exempted company (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Fairfax Financial Holdings Limited, a Canadian corporation (“Fairfax”), and Fairfax Bermuda Holdings Ltd., a Bermuda exempted company and an indirect wholly-owned Subsidiary of Fairfax (“Merger Sub”). Under the terms of the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and an indirect wholly-owned subsidiary of Fairfax (the “Merger”).

At the effective time of the Merger (the “Effective Time”), each issued and outstanding common share of the Company (the “Shares”), other than Shares held in the Company’s treasury or owned by Fairfax, Merger Sub or any direct or indirect wholly-owned subsidiary of Fairfax, or owned by any shareholders who are entitled to and who properly exercise appraisal rights under Bermuda law, will be cancelled and converted into the right to receive $29.25 in cash, without interest (the “Merger Consideration”). At the Effective Time, each outstanding option to purchase Shares granted under the Company’s equity plans that is outstanding and unexercised as of immediately prior to the Effective Time, whether vested or unvested or exercisable, shall become fully vested and exercisable, and all restricted Shares granted under the Company’s equity plans shall become fully vested and transferable and all restrictions on such restricted shares shall lapse.  Each holder of an option that is outstanding and unexercised as of the Effective Time and has an exercise price per Share that is less than the per Share Merger Consideration shall be entitled to receive in exchange for the cancellation of such option an amount in cash equal to the product of (i) the difference between the per Share Merger Consideration and the applicable exercise price of such option and (ii) the aggregate number of Shares that remain issuable upon exercise of such option, subject to applicable withholding requirements.

The Company has made customary representations, warranties and covenants in the Merger Agreement, which generally expire at the Effective Time. The Company has agreed not to (i) solicit, encourage or initiate any inquiries or the implementation or submission of any proposal that constitutes or could reasonably be expected to lead to, any Acquisition Proposal (as defined in the Merger Agreement), (ii) engage in, continue or otherwise participate in discussions or negotiations regarding, or furnish to any person any non-public information in connection with, any Acquisition Proposal, (iii) otherwise knowingly facilitate any effort or attempt to make an Acquisition Proposal or (iv) enter into any agreement with respect to any Acquisition Proposal.

The consummation of the Merger is subject to various conditions, including adoption of the Merger Agreement and approval of the Merger by the Company’s shareholders, expiration or termination of applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, receipt of certain insurance regulatory approvals and other customary closing conditions. The consummation of the Merger is not subject to a financing condition.  The companies expect to close the transaction during the fourth quarter of 2013.

The Merger Agreement contains termination rights for both the Company and Fairfax, including (i) the right of either party to terminate if the Effective Time has not occurred on or before the End Date (as defined in the Merger Agreement), provided that either party may extend such date by an additional three months under certain circumstances; (ii) the right of either party to terminate following certain breaches by the other party of its representations, warranties and covenants in the Merger Agreement and (iii) the right of the Company to enter into an agreement with respect to a Superior Proposal (as defined in the Merger Agreement) if the Company complies with certain notice and other requirements set forth in the Merger Agreement, including paying Fairfax a termination fee of $9,186,000.

The Merger Agreement provides that upon termination of the Merger Agreement under certain specified circumstances, including the termination by Fairfax if the Company’s Board of Directors changes its recommendation to the Company’s shareholders that they adopt the Merger Agreement and approve the Merger, the Company will be required to pay Fairfax a termination fee of $9,186,000.  Upon the termination of the Merger Agreement under certain other circumstances, including if the Company’s shareholders do not adopt the Merger Agreement and approve the Merger, the Company will be required to reimburse Fairfax for its transaction expenses up to a maximum amount of $1.5 million.

The parties to the Merger Agreement are entitled to specific performance of the terms and provisions of the Merger Agreement, in addition to any other remedy to which they are otherwise entitled, including damages for any breach of the Merger Agreement by the other party.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached as Exhibit 2.1 and incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding certain of its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties and confidential disclosures may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Fairfax or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Additional Information for Shareholders

In connection with the proposed merger, American Safety Insurance Holdings, Ltd. will file a proxy statement with the Securities and Exchange Commission.  INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.  Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by American Safety Insurance Holdings, Ltd. at the Securities and Exchange Commission’s web site at www.sec.gov.  The proxy statement and such other documents may also be obtained for free from American Safety Insurance Holdings, Ltd. by directing such request to American Safety Insurance Holdings, Ltd., the Boyle Building, 2nd Floor, 31 Queen Street, Hamilton HM11, Bermuda, Attn:  Corporate Secretary, telephone: (441) 542-7938, Attention:  Corporate Secretary, or from the Company’s website, located at www.amsafety.com.

Participants in the Solicitation

American Safety Insurance Holdings, Ltd. and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger.  Information concerning the interests of American Safety Insurance Holdings, Ltd.’s participants in the solicitation is set forth in the Company’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the proposed merger when it becomes available.

Item 9.01 Financial Statements and Exhibits

(d) The following exhibits are included with this report:

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of June 2, 2013, by and among Fairfax Financial Holdings Limited, Fairfax Bermuda Holdings Ltd. and the Company*

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 5, 2013	AMERICAN SAFETY INSURANCE HOLDINGS, LTD.

	By:	/s/ Stephen R. Crim
Stephen R. Crim
President/CEO

INDEX TO EXHIBITS

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of June 2, 2013, by and among Fairfax Financial Holdings Limited, Fairfax Bermuda Holdings Ltd. and the Company*

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.